UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 22, 2010

HUIHENG MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	333-132056 (Commission File Number)	20-4078899 (IRS Employer Identification No.)

Huiheng Building, Gaoxin 7 Street South, Keyuannan Road, Nanshan District, Shenzhen Guangdong, P.R. China 518057 (Address of Principal Executive Offices)	N/A (Zip Code)

86-755-25331511
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01.          Other Events

Harborview Settlement

As used herein, the terms “we,” “us,” “our,” and the “issuer” mean and refer to Huiheng Medical, Inc., a Nevada corporation, unless otherwise indicated.

As previously disclosed, on October 29, 2009, Harborview Master Fund, LP, Diverse Trading, Ltd., and Monarch Capital Fund (the “Plaintiffs”) brought suit against us and several other defendants (the “Defendants”) in the Supreme Court of the State of New York, County of New York, alleging that the Defendants made fraudulent misrepresentations and omissions to the Plaintiffs which caused the Plaintiffs to invest their ownership of Mill Basin Technologies, Ltd. and to invest in the Company in 2007 (the “Lawsuit”).  On January 7, 2010, we, along with several other defendants (the “Settling Parties”), without any admission of liability, reached a settlement agreement (“Settlement”) with the Plaintiffs to settle the Lawsuit.  Pursuant to the Settlement, the Settling Parties, individually and not jointly, agreed to purchase a certain number of the issuer’s shares (“Shares”) held by the Plaintiffs (“Purchase Obligation”) in exchange for the dismissal of the Lawsuit and mutual releases.

In connection with the Settlement, our portion of the Purchase Obligation was assigned to an investor introduced by Mr. Hui Xiaobing, our Chairman (the “Assignee”).  The Assignee is not an affiliate of ours and is purchasing the Shares for his own account and without compensation from us or our affiliates. As such, our only expense under the Settlement is our attorneys’ fees.

The Settlement is conditioned upon the timely performance of the Purchase Obligation. If the Purchase Obligation is not timely performed, the Plaintiffs will have the option to enforce the Settlement pursuant to its terms, or rescind the Settlement.  Pursuant to the terms of the Settlement, the Lawsuit will be withdrawn with prejudice upon performance of the Purchase Obligation.

DLA Piper Settlement

As previously reported, DLA Piper LLP (“DLA”) brought suit against us in the District Court of Clark County, Nevada, alleging that we failed to pay $233,645.47 due under the terms of its contract for legal services with DLA.  On December 18, 2009, we reached an agreement with DLA to settle all legal fees and costs incurred by DLA and its member firms and to dismiss the lawsuit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

             HUIHENG MEDICAL, INC.,
              a Nevada corporation

Dated:   January 20, 2010                                                                          By:      /s/ Richard Shen
                 Richard Shen
                 Chief Financial Officer